UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2017

VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Ventas Executive Deferred Stock Compensation Plan (As Amended and Restated December 7, 2017)

On December 7, 2017, the Board of Directors (the “Board”) of Ventas, Inc. (the “Company”) approved the Ventas Executive Deferred Stock Compensation Plan (As Amended and Restated December 7, 2017) (the “Plan”). The Plan, which was originally adopted on September 30, 2004, has been amended and restated to allow for 15% Company matching contributions (“Company Contributions”) on any cash compensation deferrals made by eligible participants (“Cash Deferrals”). Company Contributions vest in full on the third anniversary of the contribution date, subject to the participant’s continued employment through such date. The Plan also provides the Company the ability to allow deferrals of certain stock compensation awards (“Stock Deferrals”).

Only the Chief Executive Officer and other executive vice presidents of the Company designated by the Executive Compensation Committee of the Board may elect to participate in the Cash Deferral portion of the Plan and receive Company Contributions. The Company may provide for Stock Deferrals for any Company employees with the title of “vice president” or above. All other material terms of the Plan remain the same.

Amendment to Certain of our Executive Officers’ Employee Protection and Noncompetition Agreements

On December 13, 2017, the Company also entered into the following amendments with two of the Company’s executive officers: (i) an amendment (the “Probst Amendment”) to the Employee Protection and Noncompetition Agreement dated as of September 16, 2014, by and between the Company and Robert F. Probst, the Company’s Executive Vice President and Chief Financial Officer  (the “Probst Agreement”) and (ii) an amendment (the “Cobb Amendment”) to the Employee Protection and Noncompetition Agreement dated as of October 21, 2013, by and between the Company and John D. Cobb, the Company’s Executive Vice President and Chief Investment Officer (the “Cobb Agreement”).

The Probst Amendment amends the Probst Agreement to provide for (i) an additional year of noncompetition restrictions (for a total of two years following termination of employment) in the event Mr. Probst experiences a termination of employment without Cause or due to Good Reason within one year following a Change in Control (each as defined in the Probst Agreement) of the Company and (ii) elimination of the cap on any cash severance that may become due to Mr. Probst under the terms of the Probst Agreement. The Probst Agreement remains identical in all other respects.

The Cobb Amendment amends the Cobb Agreement to provide for elimination of the cap on any cash severance that may become due to Mr. Cobb under the terms of the Cobb Agreement. The Cobb Agreement remains identical in all other respects.

The foregoing descriptions of the Plan, the Probst Amendment and the Cobb Amendment are qualified in their entirety by the full text of the Plan, the Probst Amendment and the Cobb Amendment, copies of which will be filed as exhibits to the Company’s 2017 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date:	December 13, 2017	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief
Administrative Officer and General
Counsel